August 7, 2024
Sezzle Reports Second Quarter 2024 Results
Sezzle Continues to Increase Profitability and Raises FY24 Guidance

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter ended June 30, 2024.

“Our strategic efforts continued to pay off in the second quarter, as Net Income reached new highs driven by a combination of strong revenue growth and leveraging our operating infrastructure,” stated Charlie Youakim, Sezzle Chairman and CEO. “We are excited to raise our 2024 guidance, as we now expect Total Revenue to increase 35%-40% YoY (previous guidance of 25%), Net Income of $55.0 million (previous guidance of $30.0 million), and Adjusted Net Income of $40.0 million (new guidance). These results leave me confident that we are just at the start of our growth journey, and with the initiatives we have in the pipeline, we are poised to embark on an exciting new phase.”

Second Quarter 2024 Highlights
•Underlying Merchant Sales (UMS) increased by 38.9% YoY to $532.2 million, surpassing the previous non-holiday UMS quarterly high set in 1Q24. Consumer engagement contributed to the YoY growth, with the overall consumer purchase frequency climbing to 4.8 times in 2Q24 from 3.3 times in the same period in 2023.
oThe top 10% of consumers, as measured by UMS, transacted 70 times per year on average during the rolling twelve-month period ending June 30, 2024.
•Total Revenue (f/k/a “Total Income”) grew 60.2% YoY to $56.0 million, driven by the growth and engagement of the subscriber base. As a percentage of UMS, Total Revenue reached 10.5%, surpassing the previous all-time high of 9.5% set in 1Q24.
oAs of June 30, 2024, Sezzle had 462,000 Active Subscribers (rounded to the nearest thousand) enrolled across Anywhere and Premium (US and CA).
•In 2Q24, Total Operating Expenses rose by 26.0% YoY to $39.3 million. The Company continued to achieve scale, with Total Operating Expenses as a percentage of UMS and Total Revenue decreasing by 0.7 and 19.0 percentage points, respectively, to 7.4% and 70.2%.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Transaction Related Costs1 as a percentage of UMS increased YoY from 4.2% to 4.5%. The increase was attributable to a rise in the percentage of Provision for Credit Losses, offset by decreases in the relative percentages for both Transaction Expense and Net Interest Expense.
•Non-transaction Related Operating Expenses1 declined 2.6% YoY, reaching $18.4 million. As a percentage of Total Revenue, Non-transaction Related Operating Expenses fell 21.3 percentage points YoY to 32.9% from 54.2%, highlighting the Company’s efforts to accelerate top-line growth while leveraging operating expenses.
•The Company’s management of operating expenses and top-line growth led to a 343.7% YoY increase in Operating Income in 2Q24, reaching a new high of $16.7 million. This represents a 19.0 percentage point increase in Operating Margin from 10.8% in 2Q23 to 29.8% in 2Q24.
•Total Revenue Less Transaction Related Costs1 set a new high in 2Q24, rising 71.7% YoY to $32.2 million from $18.8 million in the prior year. As a percentage of UMS and Total Revenue, the metric reached 6.1% and 57.6%, representing increases of 1.2 and 3.9 percentage points, respectively, compared to the year prior.
•Net Income reached $29.7 million in 2Q24. This includes a $16.8 million discrete tax benefit recorded for the release of the valuation allowance on deferred tax assets. The resulting Net Income per Diluted Share came in at $4.93 for 2Q24, compared to $0.20 for 2Q232. Net Income as a percentage of Total Revenue was 53.1%, a 49.8 percentage point increase from the prior comparable period in 2023.
oAdjusted Net Income1 for the quarter was $13.1 million, or 23.3% of Total Revenue, setting a new quarterly high for the Company. The resulting Adjusted Net Income per Diluted Share came in at $2.17, compared to an Adjusted Net Loss per Diluted Share of ($0.03) in 2Q231, 2.
•The Company posted Adjusted EBITDA1 of $18.4 million for the quarter ended June 30, 2024. Adjusted EBITDA as a percentage of Total Revenue was 32.9%, a 14.6 percentage point increase from the prior comparable period in 2023.

1 See appendix for a reconciliation of non-GAAP financial measures.
2 Effective May 11, 2023, Sezzle performed a 1-for-38 stock split. Share and per-share amounts are retroactively restated.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Balance Sheet and Liquidity
•As of June 30, 2024, Sezzle had $64.0 million of cash and cash equivalents, $6.0 million of which is restricted.
•The Company had $70.0 million outstanding on its new $150.0 million credit facility (announced April 22, 2024) as of the quarter end.

Updated FY2024 Guidance
•Raising the following components of FY2024 guidance:
oNet Income: $55.0 million versus $30.0 million provided with 1Q24 earnings.
oNet Income per Diluted Share: $9.25 versus $5.00 provided with 1Q24 earnings.
oTotal Revenue Growth: 35%-40% versus 25% provided with 1Q24 earnings.
oTotal Revenue Less Transaction Related Costs: 55% of Total Revenue versus 50% provided with 1Q24 earnings.
•Adding the following metrics to FY2024 guidance to adjust for certain significant gains, losses, and charges that may not directly correlate to the underlying performance of the Company’s business:
oAdjusted Net Income3: $40.0 million.
oAdjusted Net Income per Diluted Share3: $6.75.
•The Company expects a mid-single digit annualized effective tax rate for the remainder of FY2024, before consideration of discrete tax items.

Initiatives Update
•The Company is nearing the completion of its implementation with a bank sponsor partner, with the launch anticipated in 4Q24.
•The immediate benefits of the sponsorship include the launch of On-Demand, unified fees, and a streamlined regulatory approach.
3 For the reconciliation of GAAP financial measures to non-GAAP financial measures, see Appendix.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•The Company expects further upside from future potential consumer product launches assisted by the bank sponsorship, including, but not limited to, checking accounts, cash advances, and credit building products.

Equity Capital Management
•As of July 9, 2024, Sezzle completed its $20.0 million in stock repurchase plans announced on December 22, 2023 ($5.0 million) and June 20, 2024 ($15.0 million). Management will continue to evaluate capital return options for shareholders including, but not limited to, dividends, incremental share repurchases, or a combination of both.

Upcoming Events
•Sezzle Management will participate in the upcoming investor conferences:
oAugust 14-15, 2024: Needham’s 6th Annual FinTech & Digital Transformation.
oAugust 21-22, 2024: Wells Fargo’s 9th Annual Fintech, Information & Business Services Forum.
oSeptember 12, 2024: B. Riley Securities’ 7th Annual Consumer & TMT Conference.

Quarterly Conference Call and Presentation
The Company will host its second quarter earnings conference call on August 7, 2024, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10191406/fd2edafa7a

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US toll free) or 1-412-317-5413 (international toll). A replay will be available until August 14, 2024. To access the replay dial 1-877-344-7529 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 7455002.

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

2Q24 GAAP Operating Results

	For the three months ended
($ in thousands)	2Q24	2Q23	YoY Difference
Total Revenue	$55,969	$34,938	60.2%
Operating Expenses	$39,269	$31,174	26.0%
Operating Expenses as % of Total Revenue	70.2%	89.2%	(19.0 ppt)
Operating Expenses as % of UMS	7.4%	8.1%	(0.7 ppt)
Operating Income	$16,699	$3,763	343.7%
Operating Income as % of Total Revenue	29.8%	10.8%	19.0 ppt
Operating Income as % of UMS	3.1%	1.0%	2.1 ppt
Net Income	$29,702	$1,140	2,505.9%
Net Income as % of Total Revenue	53.1%	3.3%	49.8 ppt
Net Income per Diluted Share	$4.93	$0.20	2,346.5%

2Q24 Non-GAAP Operating Results4

	For the three months ended
($ in thousands)	2Q24	2Q23	YoY Difference
Non-Transaction Related Operating Expenses	$18,433	$18,932	(2.6%)
Non-Transaction Related Operating Expenses as % of Total Revenue	32.9%	54.2%	(21.3 ppt)
Transaction Related Costs	$23,746	$16,174	46.8%
Transaction Related Costs as % of Total Revenue	42.4%	46.3%	(3.9 ppt)
Transaction Related Costs as % of UMS	4.5%	4.2%	0.3 ppt
Total Revenue Less Transaction Related Costs	$32,222	$18,762	71.7%
Total Revenue Less Transaction Related Costs as % of Total Revenue	57.6%	53.7%	3.9 ppt
Total Revenue Less Transaction Related Costs as % of UMS	6.1%	4.9%	1.2 ppt
Adjusted EBITDA	$18,409	$6,406	187.4%
Adjusted EBITDA Margin	32.9%	18.3%	14.6 ppt
Adjusted Net Income (Loss)	$13,067	$(191)	6,952.5%
Adjusted Net Income (Loss) Margin	23.3%	(0.5%)	23.8 ppt
Adjusted Net Income (Loss) per Diluted Share	$2.17	$(0.03)	6,523.4%

4 For the reconciliation of GAAP financial measures to non-GAAP financial measures, see Appendix.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended
($ in thousands)	June 30, 2024	June 30, 2023
Operating expenses	$39,269	$31,174
Transaction expense	(10,742)	(7,946)
Provision for credit losses	(10,094)	(4,296)
Non-transaction related operating expenses	$18,433	$18,932

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended
($ in thousands)	June 30, 2024	June 30, 2023
Operating expenses	$39,269	$31,174
Personnel	(12,737)	(12,017)
Third-party technology and data	(2,180)	(1,904)
Marketing, advertising, and tradeshows	(995)	(3,314)
General and administrative	(2,522)	(1,698)
Net interest expense	2,911	3,933
Transaction related costs	$23,746	$16,174

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended
($ in thousands)	June 30, 2024	June 30, 2023
Operating income	$16,699	$3,763
Personnel	12,737	12,017
Third-party technology and data	2,180	1,904
Marketing, advertising, and tradeshows	995	3,314
General and administrative	2,522	1,698
Net interest expense	(2,911)	(3,933)
Total revenue less transaction related costs	$32,222	$18,762

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended
($ in thousands)	June 30, 2024	June 30, 2023
Net income	$29,702	$1,140
Depreciation and amortization	247	206
Income tax (benefit) expense	(16,123)	21
Equity and incentive-based compensation	1,462	2,437
Other (income) expense, net	(50)	(1,079)
Loss on extinguishment of line of credit	260	—
Fair value adjustment on warrants	—	(252)
Net interest expense	2,911	3,933
Adjusted EBITDA	$18,409	$6,406

Reconciliation of Net Income to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share

	For the three months ended
($ in thousands, except for per share numbers)	June 30, 2024	June 30, 2023
Net income	$29,702	$1,140
Discrete tax benefit for valuation allowance release	(16,845)	—
Loss on extinguishment of line of credit	260	—
Fair value adjustment on warrants	—	(252)
Other (income) expense, net	(50)	(1,079)
Adjusted net income (loss)	13,067	(191)
Diluted weighted-average shares outstanding	6,024	5,656
Adjusted net income (loss) per diluted share[5]	$2.17	$(0.03)
5
Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.
5 Effective May 11, 2023, Sezzle performed a 1-for-38 stock split. Share and per-share amounts are retroactively restated.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom.

For more information visit sezzle.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and underlying merchant sales (UMS); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of the

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; impact of our delisting from the Australian Securities Exchange and trading on Nasdaq Capital Market as our sole trading exchange; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our public benefit purpose and maintain our B Corporation certification. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company's filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income (loss); adjusted net income (loss) margin; adjusted net income (loss) per diluted share; adjusted operating expenses; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the Company and investors are as follows:
•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total revenue less transaction related costs above. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform;
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA is defined as GAAP net income, adjusted for certain non-cash and non-recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted net income (loss) is defined as GAAP net income, adjusted for certain charges including the release of our deferred tax asset valuation allowance, fair value adjustments on warrants, losses on the extinguishment of our lines of credit, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income (loss). We believe that this financial measure is useful for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income (loss) margin is defined as Adjusted net income (loss) divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income (loss) per diluted share is defined as non-GAAP adjusted net income (loss) divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Total revenue less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Adjusted EBITDA and adjusted EBITDA margin exclude certain recurring, non-cash charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA and adjusted EBITDA margin excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Adjusted net income (loss), adjusted net income (loss) margin, and adjusted net income (loss) per diluted share excludes certain charges such as losses on the extinguishment of our lines of credit, fair value adjustments on our warrants, other income and expense, and the release of our deferred tax asset valuation allowance which have been, and may be in the future, recurring GAAP expenses.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets

	As of
	June 30, 2024	December 31, 2023
	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$58,026,053	$67,624,212
Restricted cash, current	5,384,366	2,993,011
Notes receivable	131,021,474	142,885,682
Allowance for credit losses	(11,786,141)	(12,253,041)
Notes receivable, net	119,235,333	130,632,641
Other receivables, net	1,023,752	1,571,728
Prepaid expenses and other current assets	6,800,685	6,223,274
Total current assets	190,470,189	209,044,866
Non-Current Assets
Internally developed intangible assets, net	2,199,637	1,898,470
Operating right-of-use assets	865,393	994,476
Restricted cash, non-current	582,000	82,000
Deferred tax asset, net of $9,693,510 and $32,478,033 valuation allowance, respectively	17,557,068	—
Other assets	402,366	625,471
Total Assets	$212,076,653	$212,645,283

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$71,251,579	$74,135,491
Operating lease liabilities	69,705	57,316
Accrued liabilities	8,440,299	10,790,308
Other payables	8,242,992	5,261,436
Deferred revenue	3,942,120	2,643,230
Line of credit, net of unamortized debt issuance costs of $619,094	—	94,380,906
Total current liabilities	91,946,695	187,268,687
Long Term Liabilities
Long term debt	—	250,000
Operating lease liabilities	884,124	981,692
Line of credit, net of unamortized debt issuance costs of $1,117,952	68,882,048	—
Warrant liabilities	—	967,257
Other non-current liabilities	74,071	1,083,323
Total Liabilities	161,786,938	190,550,959

Stockholders' Equity
Common stock, $0.00001 par value; 750,000,000 shares authorized; 5,745,665 and 5,826,206 shares issued, respectively; 5,584,986 and 5,697,517 shares outstanding, respectively	2,084	2,085
Additional paid-in capital	184,228,378	186,015,079
Treasury stock, at cost: 160,679 and 128,689 shares, respectively	(7,258,600)	(5,755,961)
Accumulated other comprehensive loss	(720,950)	(646,999)
Accumulated deficit	(125,961,197)	(157,519,880)
Total Stockholders' Equity	50,289,715	22,094,324
Total Liabilities and Stockholders' Equity	$212,076,653	$212,645,283

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended June 30,
	2024	2023
Total revenue	$55,968,505	$34,937,665

Operating Expenses
Personnel	12,736,523	12,017,071
Transaction expense	10,741,618	7,945,948
Third-party technology and data	2,180,233	1,903,630
Marketing, advertising, and tradeshows	995,089	3,313,662
General and administrative	2,521,782	1,697,629
Provision for credit losses	10,093,880	4,296,434
Total operating expenses	39,269,125	31,174,374

Operating Income	16,699,380	3,763,291

Other Income (Expense)
Net interest expense	(2,911,133)	(3,933,446)
Other income (expense), net	50,127	1,078,753
Fair value adjustment on warrants	—	251,706
Loss on extinguishment of line of credit	(259,706)	—
Income before taxes	13,578,668	1,160,304

Income tax (benefit) expense	(16,123,213)	20,526

Net Income	29,701,881	1,139,778

Other Comprehensive (Loss) Income
Foreign currency translation adjustment	(75,402)	304,687

Total Comprehensive Income	$29,626,479	$1,444,465

Net income per share*:
Basic	$5.25	$0.20
Diluted	4.93	0.20

Weighted-average shares outstanding*:
Basic	5,660,196	5,579,618
Diluted	6,024,378	5,655,741

*Effective May 11, 2023, we performed a 1-for-38 reverse stock split. Share and per-share amounts have been retroactively restated.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited)

	For the six months ended June 30,
	2024	2023
Operating Activities:
Net income	$37,708,886	$2,864,324
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	474,199	406,879
Provision for credit losses	15,233,846	5,990,798
Provision for other credit losses	2,598,863	1,150,042
Equity based compensation and restricted stock vested	2,367,253	4,826,038
Amortization of debt issuance costs	314,927	351,566
Fair value adjustment on warrants	1,261,556	168,495
Impairment losses on long-lived assets	47,963	27,838
(Gain) loss on sale of fixed assets	(12,052)	45,635
Loss on extinguishment of line of credit	259,706	—
Deferred income taxes	(16,844,980)	—
Changes in operating assets and liabilities:
Notes receivable	(4,140,242)	4,646,736
Other receivables	(2,051,996)	(573,618)
Prepaid expenses and other assets	(1,177,339)	1,199,423
Merchant accounts payable	(2,553,554)	(15,782,344)
Other payables	2,735,588	272,680
Accrued liabilities	(3,347,639)	(3,412,280)
Deferred revenue	1,299,377	286,595
Operating leases	43,898	7,404
Net Cash Provided from Operating Activities	34,218,260	2,476,211

Investing Activities:
Purchase of property and equipment	(25,784)	(76,350)
Internally developed intangible asset additions	(748,358)	(663,208)
Net Cash Used for Investing Activities	(774,142)	(739,558)

Financing Activities:
Proceeds from line of credit	46,726,901	11,300,000
Payments to line of credit	(71,726,901)	(18,000,000)
Payments of debt issuance costs	(1,005,102)	(52,883)
Proceeds from stock option exercises	237,519	12,469
Proceeds from warrant exercises	33,400	—
Stock subscriptions collected related to stock option exercises	38,848	—
Repurchase of common stock	(14,345,377)	(1,305,389)
Net Cash Used for Financing Activities	(40,040,712)	(8,045,803)

Effect of exchange rate changes on cash	(110,210)	175,714
Net decrease in cash, cash equivalents, and restricted cash	(6,596,594)	(6,309,150)
Cash, cash equivalents, and restricted cash, beginning of period	70,699,223	69,522,658
Cash, cash equivalents, and restricted cash, end of period	$63,992,419	$63,389,222

Noncash investing and financing activities:
Conversion of warrant liabilities to stockholders' equity	$2,228,813	$—

Supplementary disclosures:
Interest paid	$7,148,619	$7,682,014
Income taxes paid	1,526,817	72,599

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402